UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 26, 2021

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-16503	98-0352587
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Willis Group Limited 51 Lime Street, London, EC3M 7DQ, England and Wales
(Address of principal executive offices)

Registrant’s telephone number, including area code: (011) (44)-(20)-3124-6000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.000304635 per share	WLTW	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On July 26, 2021, Willis Towers Watson plc (the “Company”) entered into a Termination Agreement (the “Termination Agreement”) with Aon plc (“Aon”) to terminate that certain Business Combination Agreement, dated as of March 9, 2020 (as amended, the “BCA”), by and between the Company and Aon plc, a UK public limited company and subsidiary of Aon (“Aon UK”; Aon UK subsequently assigned its rights and obligations under the BCA to Aon, as contemplated by the BCA). In connection with the termination of the BCA and pursuant to the terms of the Termination Agreement, Aon has agreed to pay the Company a $1 billion cash termination fee.

The information set forth in Item 1.02 hereof is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On July 26, 2021, and as described above, the Company entered into the Termination Agreement pursuant to which, among other things, the BCA was terminated by mutual consent of the Company and Aon, subject to receipt by the Company of $1 billion payable by Aon in cash within 48 hours of the execution of the Termination Agreement. Under the Termination Agreement, the Company and Aon, on behalf of themselves and certain other related and affiliated parties, each agreed to release the other from all claims and actions arising out of or related to the BCA and the transactions contemplated thereby, subject to certain exceptions.

As a result of the termination of the BCA, the Securities and Asset Purchase Agreement, dated May 12, 2021, by and among the Company, Aon and Arthur J. Gallagher & Co. was automatically terminated.

The Termination Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 7.01 Regulation FD Disclosure

On July 26, 2021, the Company and Aon issued a joint press release announcing the termination of the BCA and the payment by Aon to the Company of a $1 billion termination fee. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth in this Item 7.01, including in the attached Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

10.1	Termination Agreement, dated as of July 26, 2021, by and between Willis Towers Watson plc and Aon plc.

99.1	Press Release of Willis Towers Watson plc and Aon plc, dated July 26, 2021

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Willis Towers Watson plc
(Registrant)

By:	/s/ Neil D. Falis
Title:	Deputy Company Secretary

Date: July 26, 2021

EXHIBIT INDEX

Exhibit No.	Description

10.1	Termination Agreement, dated as of July 26, 2021, by and between Willis Towers Watson plc and Aon plc.

99.1	Press Release of Willis Towers Watson plc and Aon plc, dated July 26, 2021